CERTIFICATE OF SECRETARY

     The  undersigned,  Theodore  A.  Greenberg,  Chief  Financial  Officer  and
Secretary  of  Infinity  Capital  Group,  Inc.,  a  Maryland   corporation  (the
"Company"), does hereby certify that:

     1. This certificate is being delivered to the Securities and Exchange Commission (the "SEC") in connection with the filing of the Company's fidelity bond (the "Bond") pursuant to Rule 17g-1 of the Investment Company Act of 1940, as amended (the "1940 Act"), and the SEC is entitled to rely on this certificate for purposes of the filing.

     2. The undersigned is the duly elected, qualified and acting Secretary of the Company, and has custody of the corporate records of the Company and is a proper officer to make this certification.

     3. Attached hereto as Exhibit A is a copy of the resolutions approved by the Board of Directors of the Company, including a majority of the Board of the Directors who are not "interested persons" of the Company, as such term is defined by the 1940 Act, approving the amount, type, form and coverage of the Bond.

     4.   Premiums have been paid for the period May 18, 2009 to May 18, 2010.


     IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this 3rd day of March, 2010.




                                        /s/ Theodore A. Greenberg
                                        -----------------------------
                                        Theodore A. Greenberg
                                        Chief Financial Officer
                                        and Secretary

EXHIBIT "A"

                                CONSENT TO ACTION
                          BY THE BOARD OF DIRECTORS OF
                          INFINITY CAPITAL GROUP, INC.
                         IN LIEU OF A SPECIAL MEETING OF
                             THE BOARD OF DIRECTORS

                                  June 15, 2009

Pursuant to the provisions of the Maryland Corporation Code, which provides that any action required to be taken at a meeting of the Board of Directors of a Maryland corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, and which provides for a written waiver of any required notice, if such waiver is signed by all persons entitled to such notice, the undersigned, being all of the Directors of Infinity Capital Group, Inc. (the "Corporation"), do hereby waive any and all notices that may be required to be given with respect to a meeting of Directors of the Corporation and do hereby take, ratify and affirm and approve the following actions:

     WHEREAS, management believes that it is in the best interest of the Corporation to conduct a self-underwritten public offering at a price consistent with the current market price of Infinity common stock. The last sale of ICGP as of May 27, 2009 was $.40 per share. Management believes that it is in the best interest of the Corporation to offering 12,000,000 Shares ("Shares") for a maximum aggregate price of $4,800,000 or $.40 per Share.

     WHEREAS, the outside counsel M.A. Littman, has drafted an offering circular which outlines the structure of the Corporation's investment objectives, guidelines and selection criteria for investing in eligible portfolio companies, and describes in detail the operations of the Corporation as a business development company.

     WHEREAS, the Board has received, reviewed and accepted the final draft version of the offering circular being presented today, dated June 12, 2009, as a final version of said offering circular that was filed with the United States Securities and Exchange Commission on June 15, 2009, as being a complete copy of all corporate actions made through consent, acceptance and adoption of this dated June 12, 2009 offering circular.

     WHEREAS, Rule 17g-1 of the Investment Act of 1940 requires that management investment companies obtain fidelity bond coverage against larceny and embezzlement, covering each officer and employee of the investment company, who may singly, or jointly with others, have access to securities or funds of the investment company. The Corporation has filed a fidelity bond application with the National Union Fire Insurance Company of Pittsburg, PA, a reputable fidelity insurance company authorized to do business in the state of New York.

     WHEREAS, such bond may be in a the form of a blanket bond which names the Corporation as insured (hereinafter referred to as a "blanket bond"). The bond shall be in such reasonable form and amount as a majority of the board of directors of the registered management investment company who are not "interested persons" of such investment company shall approve as their fiduciary duties require, but not less than once every 12 months, with due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the registered management investment company to which any covered person may have access, the type and terms of the arrangements made for custody and safekeeping of such assets, and the nature of the securities in the Corporations portfolio.

     WHEREAS, the amount of the joint insured bond shall be at least equal to an amount computed in accordance with the schedule from Rule 17g-1 (d) (1) ("the schedule"), and at the end of the most recent fiscal quarter the Company had gross assets between $1,000,000 and $2,500,000. According to the schedule the minimum amount of the required bond is $100,000.


                          NOW THEREFORE, IT IS HEREBY:

     RESOLVED, that the Directors believe it is in the best interests of the Corporation to authorize the issuance of 12,000,000 shares of common stock to be issued pursuant to an exemption from registration available through Regulation E of the Securities Act of 1933 and upon provisions of Rules 601 through 610 of such Regulation.

     RESOLVED FURTHER, that the actions of the Corporation by and through its Board's action lending to the adoption of and contained within the June 12, 2009 offering circular, which is attached to and made part of this consent to action, are hereby approved and ratified as actions made by the Corporation in its best interests.

     RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed to take all such further action and to execute and deliver all such instruments and documents in the name and on behalf of the Corporation, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper and advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

     RESOLVED, that the disinterested directors of the Corporation approve and accept the application with National Union Fire Insurance Company of Pittsburg, PA and hereby authorize the issuance of such policy.

     RESOLVED FURTHER, that the disinterested directors of the Corporation approve and accept the form of such bond which names the Corporation.

     RESOLVED FURTHER, that the disinterested directors of the Corporation believe that it is in the best interest of the Corporation to approve a bond of $100,000 considering the fact that the Corporation has gross assets between $1,000,000 and $2,500,000, consisting primarily of securities of small illiquid companies, which are held for safe keeping primarily in the Corporations brokerage account

     RESOLVED FURTHER, that the disinterested directors of the Corporation approve the premium payments for such policy, which will include a down payment of not more than $2,500.

This unanimous consent to action of the Directors of Infinity Capital Group, Inc. may be signed in one or more counterparts, all of which when taken together constitute the same and when signed by all of the Directors of the Corporation may be certified by any proper officer of the Corporation as having been unanimously adopted by the Directors of the Corporation on the date written above.

IN WITNESS WHEREOF, the undersigned Directors, being all of the Directors of the Corporation at the present time, hereby waives all notices and evidence their approval of the foregoing actions as of the date written above.



                                        /s/ Gregory H. Laborde
                                        ------------------------------
                                        Gregory H. Laborde - Chairman


                                        /s/ Theodore A. Greenberg
                                        -------------------------------
                                        Theodore A. Greenberg - Director


                                        /s/ Pierce McNally
                                        -------------------------------
                                        Pierce McNally - Director


                                        /s/ Conrad Huss
                                        -------------------------------
                                        Conrad Huss - Director


                                        /s/ Ernest Chu
                                        -------------------------------
                                        Ernest Chu - Director